INDEPENDENT AUDITORS' CONSENT

The Board of Directors
VAM Institutional Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in Part B of the Registration Statement.

                                          /s/ KPMG Peat Marwick LLP

                                         KPMG Peat Marwick LLP

Minneapolis, Minnesota
July 31, 1997